SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2003

SUPERCONDUCTOR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA (Address of Principal Executive Offices)		93111 (Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

Item 5. Other Events.
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 5. Other Events.

     The Company announced that it closed its previously announced $11.0 million equity private placement. A copy of the press release announcing closing of the transaction is attached.

Exhibits

10.1	Securities Purchase Agreement dated June 23, 2003
10.2	Form of Investor Warrant
10.3	Form of Registration Rights Agreement
99.1	Press release dated June 25, 2003

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERCONDUCTOR TECHNOLOGIES INC.

Date: June 25, 2003	By: /S/ M. Peter Thomas
M. Peter Thomas
President and Chief Executive Officer

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Exhibit Index

No.	Document

10.1 10.2 10.3 99	Securities Purchase Agreement dated June 23, 2003 Form of Investor Warrant Form of Registration Rights Agreement Press release dated June 25, 2003

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